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                                                                   EXHIBIT 10.30

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT was originally entered into as of November 4, 2002 (the "Start Date"), and is amended and restated as of October 2, 2003 (the "Restatement Date") by and between ICN Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, and Robert O'Leary (the "Executive"), an individual resident of San Diego County, California (hereinafter the Company and the Executive collectively referred to as "the parties").

                                    RECITALS

                  WHEREAS, the Executive is being employed by the Company as its Chairman of the Board and Chief Executive Officer and is experienced in management in the health care industry and the Company desires to retain the services of the Executive on the terms set forth herein; and

                  WHEREAS, the Compensation Committee of the Board has determined that certain revisions to this Agreement should be made effective as of the Restatement Date.

                                    AGREEMENT

                  NOW, THEREFORE, for consideration, the value, sufficiency, and receipt of which is hereby acknowledged, the parties agree as follows.

         1. TERM. The preliminary term of employment under this Agreement was for the period commencing on the date hereof, and ended November 3, 2002 ("Preliminary Term"); the initial term began on November 4, 2002 and ends November 3, 2004 (the "Initial Term"); provided, however, that upon written mutual agreement of the parties 60 days prior to the expiration of the Initial Term or the subsequent one (1) year term, as applicable, this Agreement may be extended for one (1) year terms.

         2.       EMPLOYMENT.

                  (a) POSITIONS AND DUTIES. (1) The Executive shall be employed as the Chairman of the Board and Chief Executive Officer of the Company or such other senior executive capacity as may be mutually agreed to in writing by the parties. As Chief Executive Officer of the Company, the Executive shall have active and general supervision and management over the business and affairs of the Company and shall have full power and authority to act for all purposes for and in the name of the Company in all matters except where action of the Board is required by law, the By-laws of the Company, or resolutions of the Board. If the Executive is removed in whole or part from such named position without Cause (as defined in Section 8(b)) and if the Company has not installed the Executive in such other mutually agreeable senior executive capacity within forty-five (45) days after such removal, the Executive's employment will be deemed terminated on the forty-sixth (46th) day and the provisions of Section 9(b) will apply. (2) The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by

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persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

                  (b) FULL TIME COMMITMENT. Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may (1) serve on corporate, civil or charitable boards or committees, (2) manage personal investments and (3) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. The Company and Executive agree that Executive's service as a director for the companies set forth in Exhibit A does not violate the terms of this Agreement.

                  (c) POLICIES AND PROCEDURES. The Executive agrees to comply with all of the Company's standard policies and procedures.

         3. BASE SALARY. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $400,000 for the Preliminary Term and $835,000 per annum or such larger amount as the Board of Directors of the Company (the "Board") may from time to time determine for the Initial Term (hereinafter referred to as the "Base Salary"). The Base Salary will be payable in accordance with the Company's customary practices applicable to its executives. Such rate of salary, or increased rate of salary, if any, as the case may be, will be reviewed at least annually by the Board and may be further increased (but not decreased) in such amounts as the Board in its discretion may decide.

         4. EMPLOYEE BENEFITS. The Executive will be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to company executives generally including, without limitation all pension, retirement, profit sharing, savings, severance, change in control, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans or arrangements. The Executive's participation in such plans, practices and programs will be on a basis and on terms at least as favorable to the Executive as are applicable to any other executive of the Company.

         5. EXECUTIVE BENEFITS. The Executive will be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 401(k) and Deferred Compensation Plans and any supplemental retirement, salary continuation, stock option, restricted stock, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Executive's target bonus shall be established at an annual rate of $400,000 per year for the Preliminary Term and $835,000 per year for the Initial Term, with the target bonus to be reevaluated for any additional Term(s) and, if necessary, such bonuses shall be pro-rated for any particular bonus year based on the number of months of the Preliminary Term or Initial Term which fell within that bonus year. The bonus shall be awarded in the sole discretion of the Board in a range from a minimum of no bonus to a maximum of two hundred percent of the target bonus, based upon Executive's performance according to criteria established by the Board. Unless otherwise provided herein, the Executive's participation in such plans will be on the same

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basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans will be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

         6.       OTHER BENEFITS.

                  (a) FRINGE BENEFITS AND PERQUISITES. The Executive will be entitled to all fringe benefits and perquisites (e.g. Company cars, club dues, physical examinations, financial planning and tax preparation services) generally made available by the Company to its executives. The Executive's spouse shall be permitted to travel with the Executive on a reasonable basis at Company expense while Executive is traveling on Company business.

                  (b) EXPENSES. The Executive will be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company. The Company shall pay the Executive's reasonable attorney's fees incurred in the negotiation and preparation of this Agreement.

                  (c) OFFICE AND FACILITIES. The Executive will be provided with an appropriate office in Costa Mesa, California, or such other place as may be mutually agreed and with such secretarial and other support facilities as are commensurate with the Executive's status with the Company and adequate for the performance of his duties hereunder. The Executive is not required to permanently relocate his office or residence to Costa Mesa, California.

                  (d) STOCK OPTIONS. Upon approval of the Compensation Committee of the Board, and conditional on commencement of employment, the Executive will receive one or more stock options to purchase a total of 300,000 shares of the Company's Common Stock for the Preliminary Term and 800,000 shares of the Company's Common Stock, in each case, subject to the terms and conditions set forth in stock option agreements between Company and the Executive and governed by the applicable stock option plan, except as may be otherwise specifically provided herein. The Executive's stock option vesting shall continue so long as he is in continuous service to the Company either as an officer, as a member of the Board, in a role that is mutually agreed upon between the parties as provided in Section 9(d) below, or on a leave of absence under applicable Company rules.

                  (e) COMPANY CAR. The Company will provide the Executive with a car and driver at the Company's expense.

                  (f) CEO BENEFITS. With respect to employee benefits, fringe benefits and perquisites, and other elements of executive compensation (including the granting of options), the Company shall provide benefits and equity compensation benefits in amounts, and on terms and conditions, not less favorable than provided to any other officer or employee of the Company. Executive shall be consulted in formulating management's recommendation to the Compensation Committee (or other relevant Committee of the Board) or to the full Board with respect to such employee benefits, fringe benefits and perquisites, or equity compensation.

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         7.       VACATION AND SICK LEAVE. At such reasonable times as the Board will in its discretion permit, the Executive will be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, under the following conditions:

                  (a) the Executive will be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company, which will in no event be less than four weeks per year (with unused carryforward amounts subject to cashout pursuant to applicable Company rules);

                  (b) in addition to the aforesaid paid vacations, the Board will be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine; and

                  (c) the Executive will be entitled to sick leave in accordance with the Company's policies as in effect from time to time.

         8. TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances.

                  (a) DISABILITY. The Company may terminate the Executive's employment after having established the Executive's Disability, For purposes of this Agreement, as of the Restatement Date, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement and which continues for a period of at least ninety (90) days, even with reasonable accommodations. The existence of Disability must be supported by a report by a competent physician identifying the Disability and providing reasonable support for the finding. The Executive will be entitled to all compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive will be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                  (b) CAUSE. The Company may terminate the Executive's employment for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the entire Board that the Executive: (1) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after the adoption of such resolution, and which failure amounts to gross neglect in the performance of his duties to the Company; or (2) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Executive's employment will be for Cause as set forth in clause (2) above until (i) there will have been delivered to the Executive a copy of a written notice setting forth that the Executive engaged in the conduct set forth in clause (2) and specifying the particulars thereof in detail and
(ii) the Executive will have been provided

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an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires) and, if applicable, a reasonable period in which to cure the failure or conduct. Any such written notification must be provided to the Executive within ninety (90) days of the date on which the Board first became aware of the conduct or failure which is alleged to constitute Cause under this Agreement. No act, nor failure to act, on the Executive's part will be considered "willful" unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board (or a committee thereof) or based upon the written advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company, provided that Executive has not made any material misrepresentations or withheld material relevant information in connection with such resolution or written advice. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive will constitute Cause for purposes of this Agreement.

                  (c) (1) GOOD REASON. The Executive may terminate his employment for "Good Reason." For purposes of this Agreement, Good Reason will mean the occurrence of any of the following events or conditions described in Subsections (i) through (ix) hereof:

                               (i)   (A) a change in the Executive's status,
title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, constitutes a material diminution in his status, title, position or responsibilities as in effect immediately prior thereto, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason; or (B) the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect immediately prior thereto;

                               (ii)  (A) a reduction in the Executive's Base
Salary or his target bonus opportunity; or (B) a failure by the Company or the Subsidiary to increase the Executive's Base Salary within any twelve (12) month period by the average percentage increase during such period of the base salaries of the three most senior executives of the Company other than the Executive;

                               (iii) the Company's requiring the Executive to
be based at any place other than his principal work location as of the date of this Agreement, except for reasonably required travel on the Company's business which, in the event of a Change in Control, is not materially greater than such travel requirements prior to the Change in Control;

                               (iv)  the failure by the Company to (A)
continue in effect any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's Deferred Compensation Plan, or 401(k) Plan, or (B) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

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                               (v)    the insolvency or the filing (by any
party, including the Company) of a petition for bankruptcy of the Company;

                               (vi)   any material breach by the Company of any
provision of this Agreement;

                               (vii)  any purported termination of the
Executive's employment for Cause by the Company which does not comply with the terms of Section 8 of this Agreement;

                               (viii) the failure of the Company to obtain an
agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
Section 11 hereof; and

                               (ix)   any breach of the Company's
representations set forth in Section 17(b) which has a material adverse effect on the Company.

                      (2) GOOD REASON ARISING PRIOR TO CHANGE IN CONTROL. Any event or condition described in Sections 8(c)(i) through (ix) which occurs prior to a Change in Control, but which (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, will constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

                      (3)      GOOD REASON ARISING DURING INCAPACITY.
The Executive's right to terminate his employment pursuant to this Section 8(c) will not be affected by his incapacity due to physical or mental illness (whether or not such incapacity constitutes Disability under Section 8(a)).

                  (d) VOLUNTARY TERMINATION. The Executive may voluntarily terminate his employment hereunder at any time. If the Executive voluntarily terminates his employment for any reason or without reason during the 60-day period which commences on the date which is six (6) months following the date of a Change in Control, it will be referred to as a "Limited Period Termination."

                  (e) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" is defined as the first to occur of the following:

                           (1)      the acquisition by any Person (as such term
is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the Company's then outstanding voting securities (a "25% Beneficial Owner"); provided, however, that for purposes hereof, the following acquisitions shall not constitute or give rise to a Change in Control: (A) any acquisition by the Company or any of its subsidiaries; (B) any acquisition directly from the Company or any of its subsidiaries; (C) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (E) any acquisition by a corporation owned, directly or

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indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company; (F) any acquisition in connection with which, pursuant to Rule 13d-l promulgated pursuant to the Exchange Act, the Person is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor Schedule); provided, that, if any such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date; and (G) any acquisition in connection with a merger or consolidation which, pursuant to paragraph 8(e)(2) below, does not constitute a Change in Control; or

                           (2)      there is approved by the Board or the
Company's shareholders a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) less than 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                           (3)      individuals who, as of the beginning of any
twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board (as such terms are used in Rule 14a-ll of Regulation 14A promulgated under the Exchange Act);

                           (4)      the shareholders of the Company have
approved a complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                  (f) NOTICE OF TERMINATION. Any purported termination by the Company or by the Executive will be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" will mean a notice which indicates the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment will be effective without such Notice of Termination.

                  (g) TERMINATION DATE. "Termination Date" will mean in the case of the Executive's death, his date of death and, in all other cases, the date specified in the Notice of Termination, subject to the following:

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                           (i)      if the Executive's employment is terminated
by the Company for Cause or due to Disability, the date specified in the Notice of Termination will be at least thirty (30) days from the date the Notice of Termination is given to the Executive; provided that in the case of Disability
(a) the Executive will not have returned to the full-time performance of his duties during such period of at least thirty (30) days and (b) the Executive may waive this provision; and

                           (ii)     if the Executive's employment is terminated
for Good Reason or is a Limited Period Termination, the date specified in the Notice of Termination will not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

         9. COMPENSATION UPON TERMINATION. Upon termination of the Executive's employment during the term of this Agreement (including any extensions thereof), the Executive will be entitled to the following benefits:

                  (a) TERMINATION FOR CAUSE, DISABILITY, OR DEATH. If the Executive's employment is terminated by the Company for Cause or Disability, by the Executive (other than for Good Reason or a Limited Period Termination), or by reason of the Executive's death, the Company (or the appropriate Company employee benefit plan) will pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including: (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or incentive compensation and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, (A) the Company will pay to the Executive or his beneficiaries an amount equal to the bonus or incentive award that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"); and (B)(i) all unvested stock options shall immediately vest and become fully exercisable, and shall remain exercisable until the earlier to occur of (x) on or following the Restatement Date, the fifth anniversary of the Executive's termination of employment; or (y) expiration of the origination term of such option; provided, however, that at the end of the first through fifth years following Executive's termination of employment, Executive has exercised awards equal to at least one-fifth of all of Executive's outstanding vested awards, in each case taking into account prior years' option exercises during the five-year period (i.e., the vested options as of the Termination Date must be exercised at least 20% per year in each of the five years commencing as of the day immediately following the Termination Date, but in each case taking into account any exercises in excess of the 20% requirement occurring in any prior year during the five year period); (ii) any unvested pension, retirement or other employee benefit shall become fully vested to the extent permitted by law; (iii) any restricted stock or other benefits subject to restrictions shall become free of such restrictions; and (C) continued coverage under

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any health, medical, dental or vision program or policy in which Executive was eligible to participate as of the time of his employment termination for twenty-four (24 months following such termination on terms no less favorable to Executive and his dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination; provided, however, that the health care continuation coverage period under Section 4980B(f) of the Code shall commence at the end of such twenty-four (24) month period. Executive's entitlement to any other compensation or benefits will be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

                  (b) TERMINATION WITHOUT CAUSE, RESIGNATION FOR GOOD REASON, OR LIMITED PERIOD TERMINATION. Except as provided in subsection (c) below addressing termination in the event of a Change in Control, if the Executive's employment is terminated (1) by the Company other than for Cause, death or Disability, (2) by the Executive for Good Reason, then the Executive will be entitled to the benefits provided below as described in Subsections (i) -(vi):

                           (i)      The Company will pay the Executive all
Accrued Compensation and a Pro Rata Bonus.

                           (ii)     Except as provided in subsection (c) below,
the Company will pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given and (B) the "Bonus Amount" (as defined below). The term "Bonus Amount" will mean the higher of (x) the average of the cash bonus or incentive compensation received by Executive for the two fiscal years immediately preceding the Termination Date, and (y) the target bonus; provided, however, that the period constituting the Preliminary Term shall be disregarded for purposes of determining the Bonus Amount; and

                           (iii)    For twenty-four (24) months immediately
following the month in which occurs his date of termination, the Company will at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 9(b)(iii) will be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits will be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) will not be

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interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; provided, however, that the health care continuation coverage period under Section 4980B(f) of the Code shall commence at the time of such twenty-four (24) month period.

                           (iv)     Except as provided in subsection (v), all
unvested stock options, restricted stock, or other equity-based compensation awards granted to the Executive shall be forfeited.

                           (v)      All restrictions on the outstanding options
granted by the Company or any other subsidiaries of the Company (including restricted stock awards) pursuant to Section 6(d) hereof to the Executive shall lapse and such options shall become fully (100%) vested immediately, and shall become immediately exercisable; provided, that (A) all such options will be exercisable for a period of thirty-six (36) months after the Executive's Termination Date (but in no event longer than the maximum term of such option specified in the grant thereof and determined without regard to the termination of the Executive's employment); and (B) at the end of the first year following Executive's termination of employment Executive has exercised awards equal to at least one-third of all of Executive's outstanding vested awards, at the end of the second year following Executive's termination of employment Executive has exercised awards equal to at least two-thirds of all of Executive's outstanding vested awards, and at the end of the third year following Executive's termination of employment Executive has exercised all of Executive's outstanding vested awards, in each case taking into account prior years' option exercises during the three-year period.

                  (c) TERMINATION UPON CHANGE IN CONTROL. If (A) the Executive's employment is terminated within the period commencing 6 months prior to a Change in Control and ending twenty-four (24) months following a Change in Control, (1) by the Company other than for Cause, death or Disability, or (2) by the Executive for Good Reason or as a Limited Period Termination; or (B) the Executive's employment is terminated as a result of death or Disability occurring not more than one year prior to a Change in Control; and

                           (i)      If the price per share of Company stock on
the date of the Change in Control (as determined under the applicable change in control agreement in the event of a Change in Control under Section 8(e)(l) or
(2) hereof and as determined on the principal market on which the Company stock is traded on the date of the Change in Control under Section 8(e)(3) or (4) or on such other reasonable basis as the Board shall determine) (the "CIC Stock Price") is less than 150% of the option exercise price of the options awarded to Executive in his option grant dated November 4, 2002 (the "Strike Price"), the Company will pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to one (1) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or, if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater); and (B) the Bonus Amount; or

                           (ii)     If the CIC Stock Price is greater than or
equal to 150% but less than 200% of the Strike Price, the Company will pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to two (2) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or, if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater); and (B) the Bonus Amount; or

                           (iii)    If the CIC Stock Price is greater than or
equal to 200% of the Strike Price, the Company will pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or, if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater); and (B) the Bonus Amount; and

                           (iv)     The Executive will be entitled to all
employee benefits (other than severance pay or equivalent payments) due to any other ICN Pharmaceuticals, Inc. senior executive who separated from service in connection with such Change in Control; and

                           (v)      The foregoing benefits described in this
subsection (c) shall be the exclusive severance payments under this Agreement that Executive is entitled to upon a Change in Control and in no event shall Executive be entitled to duplicative benefits or payments under this Agreement.

                  (d) NON-RENEWAL OF AGREEMENT; RETIREMENT. In the event of non-renewal by the Company of this Agreement pursuant to Section 1, no severance payments shall be made to Executive except as otherwise provided in this subsection (d). In the event of non-renewal, the parties shall negotiate in good faith for the Executive to continue to provide services to the Company in a role that is commensurate with Executive's background, experience, and time availability such that vesting of Executive's equity compensation awards shall continue under the Company's equity compensation plan. In the event that the parties cannot reach an agreement, Executive shall be assigned a suitable position with the Company such that vesting of Executive's equity compensation awards shall continue under the Company's equity compensation plan. In the event that the parties are unable to reach an agreement and prior to using the dispute resolution procedures in Section 12, the Chairman of the Compensation Committee shall attempt to resolve such dispute.

                           (i)      If non-renewal of this Agreement occurs
within the period commencing six (6) months prior to a Change in Control or ending twenty-four (24) months following a Change in Control, Executive shall be entitled to the severance payments under Section 9(b).

                           (ii)     In the event of non-renewal in which
Executive has no ongoing role with the Company, all options granted to the Executive pursuant to Section 6(d) shall remain exercisable for a period of thirty-six (36) months from the date of his termination of his service in any and all capacities with the Company; provided, that at the end of the first year following Executive's termination of employment Executive has exercised awards equal to at least one-third of all of Executive's outstanding vested awards, at the end of the second year following Executive's termination of employment Executive has exercised awards equal to at least two-thirds of all of Executive's outstanding vested awards, and at the end of the third year following Executive's termination of employment Executive has exercised all of Executive's outstanding vested awards, in each case taking into account prior years' option exercises during the three-year period.

                           (iii)    In the event of non-renewal in which
Executive has no ongoing role with the Company, Executive shall forfeit any unvested stock options, restricted stock, or other equity-based compensation awards.

                  (e) The amounts provided for in Sections 9(a) and 9(b)(i), (ii) and (iv) and 9(c) will be paid within five (5) days after the Executive's Termination Date.

                  (f) The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment will be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as described in Section 9(b)(iii).

                  (g) In the event that any amount or benefit paid or distributed to the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Executive by the Company or any affiliated company (collectively, the "Covered Payments"), including, without limitation any profit realized in respect of the stock options and similar events, are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive at the time specified below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this
Section 9(g), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments. The Company shall reimburse Executive only as a result of excise taxes imposed under Section 4999 of the Code (or a successor Code provision of comparable intent).

                  For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

         (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the date of this Agreement or tax counsel selected by such Accountants (the "Accountants"), such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

         (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                  For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to pay:

         (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and taking into account the effect of loss of the value of itemized deductions and personal exemptions as a result of Executive's receipt of the Tax Reimbursement Payment; and

         (B) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

                  In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

                  In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  The Tax Reimbursement Payment (or portion thereof) provided for in this Section 9(f) shall be paid to the Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment

(or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

         10. PROPRIETARY INFORMATION. As a condition of this Agreement, Executive shall execute and comply with the Company's standard form of proprietary information and inventions agreement which is attached hereto as Exhibit B.

         11.      SUCCESSORS AND ASSIGNS.

                  (a) COMPANY'S SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the Company, its successors and assigns, and the Company will require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein will include such successors and assigns. The term "successors and assigns" as used herein will mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise, or any entity employing Executive which has spun off or split off from the Company.

                  (b) NO ASSIGNMENT BY EXECUTIVE. Neither this Agreement nor any right or interest hereunder will be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's legal personal representative.

         12. DISPUTE RESOLUTION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies of any nature whatsoever arising from or regarding the Executive's employment or the interpretation, performance, enforcement or breach of this Agreement shall be resolved, to the fullest extent allowed by law, by confidential, final and binding arbitration conducted before a single arbitrator with Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Orange County, California, under the then-existing JAMS rules. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO THIS ARBITRATION PROCEDURE, THEY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY, JUDGE OR ADMINISTRATIVE PROCEEDING. The arbitration shall be completed within six (6) months from the date the demand for arbitration is filed with JAMS, provided that the arbitrator may extend such date for good reason as determined in his sole discretion. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. The Company shall pay all JAMS' arbitration fees. The arbitrator shall have discretion to award to the prevailing party on any claim recovery of reasonable attorneys fees and costs; provided, however, that (a) the Executive shall be liable for such amounts only if the arbitrator finds that the Executive's position in the matter is frivolous or in bad faith; and (b) the amount of fees so awarded shall not exceed 1% of the net worth of the paying party (i.e., the Company or Executive). Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The arbitrator, and not a court, shall be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the foregoing, neither party shall be permitted to initiate a demand for arbitration until it has participated in a non-binding mediation conducted by JAMS, after providing notice to the other party. Both parties shall participate in such a mediation with forty-five (45) days of delivery of such notice. If the parties cannot mutually agree upon a mediator within ten (10) days of such notice, then a mediator shall be designated by JAMS.

         13. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) will be in writing and will be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided that all notices to the Company will be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications will be deemed to have been received on the date of delivery thereof or on the third (3rd) business day after the mailing thereof, except that notice of change of address will be effective only upon receipt.

         14. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement will prevent or limit the Executive's continuing or future participation in any written benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, and nothing in this Agreement will limit or reduce such rights as the Executive may have under any other written agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries will be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         15. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

         16.      INDEMNIFICATION.

                  (a) The Company agrees that if the Executive is made a party to or involved in, or is threatened to be made a party to or otherwise to be involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any affiliate or is or was serving at the request of the Company or any affiliate as a director, officer, member, employee or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company and each relevant against any and all liabilities, losses, expenses, judgments, penalties, fines and amounts reasonably paid in settlement in connection therewith, and shall be advanced reasonable expenses (including attorneys' fees) as and when incurred in connection therewith, to the fullest extent legally permitted or authorized by Employer's by-laws or, if greater, by the laws of the State of Delaware, as may be in effect from time to time. The rights conferred on the Executive by this
Section 16(a) shall not be exclusive of any other rights which the Executive may have or hereafter acquire under any statute, the by-laws, agreement, vote of stockholders or disinterested directors, or otherwise. In this regard, Executive shall have full discretion as to choice of counsel in all matters subject to indemnification under this Agreement. The indemnification and advancement of expenses provided for by this Section shall continue as to the Executive after he ceases to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall survive any termination or non-renewal of this Agreement. In addition, Executive shall also be entitled to indemnification from the Company (and its subsidiaries and affiliates for which executive sums as an officer or director) on terms no less advantageous to executive as are provided to any officer or director of the Company. Such provisions shall be memorialized in a separate indemnity agreement between Executive, the Company and applicable affiliates or subsidiaries, provided, however, that the entry into such indemnity agreement shall not constitute a condition precedent to the obligations of the Company or its subsidiaries or affiliates under this Agreement.

                  (b) For the Initial Term and thereafter, Executive shall be covered by any directors' and officers' liability policy maintained by Employer from time to time.

         17.      EFFECT OF OTHER LAW; FINANCIAL STATEMENTS.

                  (a) Anything herein to the contrary notwithstanding, the terms of this Agreement shall be modified to the extent required to meet the provisions of the Sarbanes-Oxley Act of 2002 or other federal law applicable to the employment arrangements between the Executive and the Company. Any delay in providing benefits or payments, any failure to provide a benefit or payment, or any repayment of compensation that is required under the preceding sentence shall not in and of itself constitute a breach of this Agreement, provided, however, that the Company shall provide economically equivalent payments or benefits to Executive to the extent permitted by law.

                  (b) Financial Statements. The Company represents and warrants that, to its knowledge, as of the Start Date, all financial statements of the Company filed within its reports to the Securities and Exchange Commission with respect to periods prior to the Preliminary Term fairly present in all material respects the financial position of the Company [in conformity with Generally Accepted Accounting Principles] as of the applicable reporting dates except, in the case of quarterly periods, for normal year-end adjustments and the absence of footnotes.

         18. MISCELLANEOUS. No provision of this Agreement may be amended, modified, or changed unless such amendment, modification or change is agreed to in writing by the Executive and the Board of the Company. Either party may waive any breach or non-compliance with any provision or condition in favor of the waiving party under this Agreement in a writing signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of such provision or condition, nor a waiver of any similar provision or condition, at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         19. FEES AND EXPENSES; LEGAL COUNSEL. The Company shall pay all reasonable legal and advisory fees and related expenses, up to a maximum amount of $30,000, incurred by Executive in connection with the negotiation of this Agreement and related employment arrangements. Executive acknowledges that he has had the opportunity to consult with legal counsel of his choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements.

         20. GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof.

         21. SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, agreements (if any), understandings, promises, representations, and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                                      * * *

                            [signature page follows]

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                    ICN PHARMACEUTICALS, INC.

                                    By: /s/ Randy Thurman
                                        ----------------------------------------
                                        Randy Thurman
                                        Lead Director, ICN
                                        Chairman, Compensation Committee
                                        Member, Executive Committee

ATTEST:

/s/ Christine de Vaca
----------------------------
 Secretary

                                    The "Executive"

                                    By: /s/ Robert O'Leary
                                        ----------------------------------------
                                        Robert O'Leary

                                       19